Exhibit 10.23

MethylGene Inc.

December 18, 2008

Dr. Jeffrey M. Besterman

41 Gray Cresent

Baie D’Urfé, Québec

H9X 3V3

Re:                             Employment Agreement Originally dated as of January 1, 1999, as amended and restated between Dr. Jeffrey M. Besterman and MethylGene Inc.

Dear Mr. Besterman:

This letter agreement (the “Letter Agreement”) is being entered into for the purpose of amending and clarifying the terms of your employment agreement (the “Agreement”) with MethylGene Inc. (the “Company”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Agreement.

1.             Amendment and Clarification.  Section 4.3 of the Agreement currently provides that if you are terminated by the Company without Cause, the Company will pay immediately to you a lump sum payment as set forth in such provision.  This Letter Agreement clarifies that the Company may delay making this payment to you, with your consent, to such time as you agree, provided, however, that the payment is made no later than two and one half months following your entitlement to the payment, or such other time as permitted to be received by you without incurring an excise tax under § 409A of the Internal Revenue code of 1986, as amended.

2.             Survival.  Except as expressly amended hereby, the Agreement as in effect on the date hereof shall remain and continue in full force and effect and is hereby confirmed in all respect.

3.             Binding Effect.  This Letter Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns as set forth in the Agreement.

4.             Execution in Counterparts.  This Letter Agreement (x) may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and (y) by facsimile signature (which shall be deemed an original for all purposes).

5.             Governing Law.  This Letter Agreement shall be governed by and construed in accordance with the laws of Quebec.

METHLYGENE INC.

	By:	/s/ Raymond C. Egan
Name:
Title:

ACKNOWLEDGED ACCEPTED AND AGREED

to as of the day and year first above written

/s/ Jeffrey M. Besterman
Dr. Jeffrey M. Besterman